UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2009

Alion Science and Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 9, 2009, the Corporate Governance and Compliance Committee of the Board of Directors of Alion Science and Technology Corporation (the "Registrant") adopted the fourth edition of the Alion Code of Ethics, Conduct, and Responsibility (the "Code"). The additions incorporated in the fourth edition of the Code include changes to reflect new disclosure requirements set forth in the Federal Acquisition Regulation.

A copy of the fourth edition of the Code is attached to this current report on Form 8-K as Exhibit 10.63 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the fourth edition of the Code is not intended to be complete, and is qualified in its entirety by the complete text of the fourth edition of the Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.63 Fourth edition of the Alion Code of Ethics, Conduct, and Responsibility

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology Corporation

November 16, 2009	By:	James C. Fontana

Name: James C. Fontana
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.63	Fourth Edition of the Alion Code of Ethics, Conduct, and Responsibility